SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2003

MOUNTAINBANK FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

NORTH CAROLINA	000-32547	56-2237240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Wren Drive Hendersonville, North Carolina	28792
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (828) 693-7376

Item 5.    Other Events.

(a)
On December 31, 2002 registrant completed its acquisition of TrustCo Holding, Inc. TrustCo Holding, Inc., parent company of Trust Company of the South and Asset Management of the South was merged into MountainBank Financial Corporation on that date, with Trust Company of the South and Asset Management of the South becoming subsidiaries of MountainBank Financial Corporation.

The final terms of the acquisition included consideration in the form of 59,261 shares of MountainBank Financial Corporation’s common stock and $200,000 in cash to the common and preferred shareholders of TrustCo Holding, Inc. The issuance of these shares brings MountainBank Financial Corporation’s outstanding common shares to 3,200,364.

A copy of MountainBank Financial Corporation’s news release relating to the transaction is included as Exhibit 99 to this Form 8-K.

Disclosures About Forward Looking Statements

The discussions included in this document and its exhibits may contain forward looking statements within the meaning of the Private Securities Litigation Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of the Company and its management about future events. The accuracy of such forward looking statements could be affected by such factors as, including but not limited to, the financial success or changing conditions or strategies of the Company’s customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel or general economic conditions.

Item 7.    Financial Statements and Exhibits.

(c)    Exhibits.    The following exhibits are being filed with this Report:

Exhibit No.	Exhibit Description
99	Copy of press release dated January 3, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MOUNTAINBANK FINANCIAL CORPORATION (Registrant)

By:	/S/ GREGORY L. GIBSON Gregory L. Gibson Chief Financial Officer

Dated:    January 3, 2003

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